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                                                                   Exhibit 10.31

                                OPTION AGREEMENT

                  This OPTION AGREEMENT, dated as of June 9, 1998 (this "Agreement"), is made and entered into by and between Personal Achievement Radio of Illinois, Inc., an Illinois corporation ("Achievement"), and Radio Unica Corp., a Delaware corporation ("Unica").

                  WHEREAS, Achievement is the licensee of commercial AM broadcast radio station WYPA licensed to broadcast on frequency 820 kHz at Chicago, Illinois (the "Station");

                  WHEREAS, Achievement is the wholly owned subsidiary of Achievement Radio Holdings, Inc., a Delaware corporation, ("Holdings").

                  WHEREAS, Holdings and Unica have entered into a Time Broker-age Agreement ("TBA"), dated as of June 9, 1998; and

                  WHEREAS, in connection with the TBA the parties have agreed that Achievement will grant to Unica an option to purchase the assets used in the conduct of the business and ownership and operation of the Station on the terms and conditions set forth herein and subject to the rules, regulations and policies of the FCC.

                  NOW THEREFORE, in consideration of the foregoing and of the mutual promises and covenants contained herein, and other good and valuable consideration, the parties, intending to be legally bound, hereby agree as follows:

SECTION 1.        OPTION TO PURCHASE ASSETS

                  1.1 In consideration of Unica entering into the TBA with Achieve ment upon the terms and conditions set forth therein, Achievement hereby grants to Unica an exclusive, irrevocable option (the "Option") to purchase the assets, real, personal and mixed, tangible and intangible, owned and held by Achievement that are used in the conduct of the business and operations of the Station (the "Station Assets"), free and clear of all material debts, liens, encumbrances or other liabilities for a price of $*


----------
(*) The purchase price has been omitted pursuant to a request for confidential treatment and has been filed separately with the Securities and Exchange Commission.


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, subject to adjustment of price as provided in Section 2 herein, and to the terms and conditions set forth herein.

                  1.2 Subject to the provisions of Section 2 hereof, the Option granted hereunder shall be exercisable at any time from the date hereof, through the first anniversary thereof; provided, that the Option shall be extended through the Renewal Term (as defined in the TBA), and shall be exercisable upon the same terms and conditions set forth herein, if Unica decides to extend the term of the TBA as provided in Section 3 thereof.

                  1.3 In the event that Unica wishes to exercise the Option, Unica shall give written notice (the date of such notice being referred to as the "Exercise Date") to Achievement and the giving of such notice shall be deemed to exercise the Option. In the event that the Option is exercised, the parties shall, within ten (10) days of the Exercise Date, execute an Asset Purchase Agreement (the "Purchase Agreement") substantially in the form attached hereto as Exhibit A, it being understood that the only changes to such form shall be changes, if any, in the information contained in the schedules thereto (which schedules are to be prepared as promptly as practicable following the execution of this Agreement but in no event later than twenty-one (21) days following such execution) and the addition, if any, of new schedules thereto that are reasonably required to reflect events occurring or information learned after the date hereof; provided, however, that Unica shall not be required to accept any such change that could reasonably be expected to cause a materially adverse change in, or have a materially adverse effect on, the assets to be conveyed to Unica pursuant to the Purchase Agreement or the ability of Achievement to consummate the transactions contemplated by the Purchase Agreement, and further provided that Achievement shall not be required to accept any change that could reasonably be expected to have a material adverse effect on the ability of Unica to consummate the transactions contemplated by the purchase agreement and thereafter Unica and Achievement shall perform their respective obligations under the Purchase Agreement, including, without limitation, filing and prosecuting an appropriate application for FCC consent to the assignment of the FCC licenses for the Station from Achievement to Unica. Notwithstanding anything contained in this Agreement to the contrary, except as provided in Section 2.2, Unica may withdraw its notice of exercise of its Option at any time prior to its execution of the Purchase Agreement without any liability to Achievement.

SECTION 2.        OFFER TO PURCHASE BY THIRD PARTY


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                  2.1 For a period of eight (8) months from the date of
execution of this Agreement, Achievement shall not directly or indirectly, take any action to solicit, initiate submission of or encourage proposals or offers from any person relating to any acquisition or purchase of the Station or the Station Assets or participate in any discussions or negotiations regarding, or furnish to any other person any information with respect to, afford access to the properties, books or records of the Station to any person that may consider making or has made an offer with respect to an acquisition or to otherwise cooperate in any way with, or assist or participate in, facilitate or encourage, any effort or attempt by any other person to do or seek any of the foregoing. If, however, after such eight (8) month period, Achievement shall receive a bona fide offer to purchase the Station Assets from a third party purchaser (the "Third Party Purchaser") and Achievement desires to accept such offer, Achievement agrees to give notice in writing to Unica (the "Offer Notice") and Unica shall have the right, subject to the provisions of Section 2.2 hereof, to exercise the Option. The Offer Notice shall state the name and address of the proposed Third Party Purchaser, the consideration for the proposed transfer, and the other material terms relating to the transfer. A copy of any writing setting forth the terms of the proposed sale shall also be provided to Unica with the Offer Notice.

                  2.2 Unica shall have the right, within sixty (60) days after receipt of the Offer Notice, to exercise the Option and purchase the Station Assets upon the terms and for the purchase price set forth in this Agreement; provided, however, that if the consideration in the Offer Notice delivered to Unica pursuant to Section 2.1 hereof is less than the consideration under this Agreement and the Third Party Purchaser is independent of and unaffiliated with Unica, Unica may choose to exercise the Option for the consideration and upon the terms specified in the Offer Notice; and provided, further that Unica may only withdraw its notice of exercise of the Option pursuant to this Section 2.2 if, based upon Unica's subsequent due diligence, there are any changes in the information in the schedules to the Asset Purchase Agreement that could reasonably be expected to have a material adverse effect on the Station.

                  2.3 If Unica elects not to exercise the Option within such sixty (60) day evaluation period following the receipt of the Offer Notice, Achievement may sell the Station Assets to the Third Party Purchaser; provided, that such sale must be made substantially on the terms set forth in the Offer Notice and for the consideration specified in the Offer Notice; and provided, further that Unica, at its


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sole option, may determine to continue the term of the TBA for a period of six months from the date of delivery of the execution of a purchase agreement or other contract with the Third Party Purchaser.

SECTION 3.                 SPECIFIC PERFORMANCE

                  The parties agree that the FCC licenses and the broadcast business of the Station made possible thereby are unique assets not readily available on the open market. For this reason, Achievement acknowledges that monetary damages alone would not be adequate to compensate Unica and that specific performance is an appropriate remedy for Unica in the event this Agreement is breached by Achievement. The parties agree that the rights afforded by the preceding sentence shall be in addition to any and all rights Unica may have at law or equity. If any action is brought by Unica to enforce this Agreement, Achievement shall waive the defense that there is an adequate remedy at law.

SECTION 4.                 REPRESENTATIONS AND WARRANTIES OF ACHIEVEMENT

                  Achievement represents and warrants to Unica as follows:

                  4.1 Achievement is, and upon exercise of the Option will be, a corporation duly incorporated, validly existing and in good standing under the laws of the State of Illinois.

                  4.2 Achievement has, and upon the exercise of the Option will have, full corporate power and authority to enter into this Agreement and the Purchase Agreement and to consummate the transactions contemplated hereby and thereby. The execution and delivery of this Agreement and the consummation of the transactions contemplated hereby have been or will be duly authorized by all necessary corporate action on the part of Achievement and no other corporate proceedings on the part of Achievement are necessary to authorize this Agreement and the Purchase Agreement or to consummate the transactions contemplated hereby and thereby. This Agreement constitutes, and any other instruments contemplated hereby when executed will constitute, the legal, valid and binding obligations of Achievement, enforceable in accordance with their terms, except as may be affected by bankruptcy and insolvency laws and court-applied equitable principles.

                  4.3 The execution and delivery of this Agreement, the consummation of the transactions contemplated hereby, and the compliance with the terms,

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conditions and provisions of this Agreement, with or without the giving of notice or the passage of time, or both, will not: (i) violate any provision of Achievement's articles of incorporation or by-laws (ii) conflict with or result in a breach of or constitute a default under any of the terms, conditions or provisions of any indenture, mortgage, loan or credit agreement or any other agreement or instrument to which Achievement is party or by which it or any of the assets of Achievement may be bound or affected, or any decree, judgment or order of any court or governmental department, commission, board, agency or instrumentality, domestic or foreign, or any applicable law, ordinance, rule or regulation, including but not limited to the Communications Act of 1934, as amended (the "Act"), and the rule and regulations of the FCC promulgated thereunder.

                  4.4 Except as disclosed in Schedule 4.4, all of the Station Assets are and upon exercise of the Option will be owned by Achievement free and clear of all liens, pledges, charges, claims, security interests of other encumbrances, whether consensual, statutory or otherwise (collectively, "Liens").

SECTION 5.        COVENANTS OF ACHIEVEMENT

                  5.1 So long as this Agreement is in effect, Achievement covenants that it will not, without Unica's prior written approval, which shall not be unreasonably withheld:

                           (a)  Except as disclosed in Schedule 4.4, create,
assume or suffer to exist, directly or indirectly, any mortgage, deed of trust or Lien of any nature whatsoever, upon any of the Station Assets, now owned or hereafter as acquired, excluding Liens incurred in the ordinary course of business.

                           (b)  Sell, transfer, lease or otherwise dispose of
any of the Station Assets of value greater than $5,000 or $25,000 in the aggregate, except in connection with the acquisition of replacement property of equivalent kind and value, or in connection with the retirement of assets consistent with Achievement's past practice.

                           (c)  Subject to the provisions of Section 2 hereof,
enter into any agreement to consolidate or merge with or into, or to sell all or substantially all of its capital stock, properties or assets to, any person or entity not under common control with Achievement.



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                           (d)  Subject to the provisions of Section 2 hereof,
enter into any agreement or grant any person or entity a right to purchase the Station's FCC licenses or all or substantially all of the Station Assets.

                           (e)  Subject to the provisions of Section 2 hereof,
enter into any agreement or take any other action that would interfere with, or prevent, Achievement from transferring the Station Assets to Unica as contemplated hereunder or under the Purchase Agreement.

                           (f)  Take any action that jeopardizes the validity or
enforce ability of or rights under the Station's FCC licenses.

                  5.2 So long as this Agreement is in effect, Achievement covenants that it will:

                           (a)  Subject to the terms and conditions of the TBA,
(i) carry on the business and activities of the Station in the ordinary course of business, consistent with past practices of Achievement, except as modified by the TBA, (ii) pay or otherwise satisfy all obligations of the Station as they come due and payable; (iii) maintain all Station Assets in customary repair, order and condition; and (iv) maintain their books of account, records and files in substantially the same manner as heretofore maintained.

                           (b)  Maintain the validity of the Station's FCC
licenses, comply in all material respects with all requirements of the Station's FCC licenses and the rules and regulations of the FCC, and deliver to Unica, within ten (10) days after filing, copies of any reports, applications or responses to the FCC related to the Station that are filed from and after the date hereof. Provided, however, that the parties acknowledge that Achievement may be required to file an application at the FCC to return to the direct measurement of power.

                           (c)  Maintain in full force and effect all existing
casualty, liability and other insurance insuring the Station and the Station Assets in amounts not less than those in effect on the date hereof.

                           (d)  Upon receiving written notice of any violation
relating to the Station's FCC licenses or any violation by the Station of any rules and regula tions of the FCC, or upon receiving any written notice or otherwise becoming aware of any material violations under any rules and regulations of the FCC or any


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other applicable laws and regulations, promptly notify Unica and, at Achieve-
ment's expense, use reasonable commercial efforts to cure all such violations in a timely fashion.

                  5.3 As soon as practicable following the execution of this Agreement, but in no event later than twenty-one (21) days following such execution, Achievement will provide Unica with the schedules to the Purchase Agreement.

SECTION 6                  REPRESENTATIONS AND WARRANTIES OF UNICA

                  6.1 Unica is, and upon exercise of the Option will be, a corporation duly incorporated, validly existing and in good standing under the laws of the State of Delaware.

                  6.2 Unica represents and warrants to Achievement that Unica has full corporate power and authority to enter into this Agreement and the Purchase Agreement and to consummate the transactions contemplated hereby and thereby. The execution and delivery of this Agreement and the consummation of the transactions contemplated hereby have been duly authorized by all necessary corporate action on the part of Unica and no other corporate proceedings on the part of Unica are necessary to authorize this Agreement or to consummate the transactions contemplated hereby. This Agreement constitutes, and any other instruments contemplated hereby when executed will constitute, the legal, valid and binding obligations of Unica, enforceable in accordance with their terms, except as may be affected by bankruptcy and insolvency laws and court-applied equitable principles.

                  6.3 The execution and delivery of this Agreement, the consummation of the transactions contemplated hereby, and the compliance with the terms, conditions and provisions of this Agreement, with or without the giving of notice or the passage of time, or both, will not: (i) violate any provision of Unica's articles of incorporation or by-laws, (ii) conflict with or result in a breach of or constitute a default under any of the terms, conditions or provisions of any indenture, mortgage, loan or credit agreement or any other agreement or instrument to which Unica is a party, or any decree, judgment or order of any court or governmental department, commission, board, agency or instrumentality, domestic or foreign, or any applicable law, ordinance, rule or regulation, including but not limited to the Act, and the rule and regulations of the FCC promulgated thereunder.


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                  6.4  Upon the exercise of the Option and continuing thereafter through consummation of the transaction contemplated by this Agreement and the Purchase Agreement, Unica shall have available the funds necessary to allow it to consummate Unica's purchase of the Station Assets.

SECTION 7.                 MISCELLANEOUS

                  7.1 If any provision or provisions contained in this Agreement are held to be invalid, illegal or unenforceable, this shall not affect any other provision hereof, and this Agreement shall be construed as if such invalid, illegal or unenforceable provision or provisions had not been contained herein.

                  7.2 No party may assign this Agreement without the prior written consent of the other party, which consent shall not be unreasonably withheld, and any purported assignment without such consent shall be null and void and of no legal force or effect, provided that either party may assign this Agreement if it would constitute a pro forma assignment (on Form 316) under
Section 73.3540(f) of the FCC's rules. This Agreement shall be binding upon and shall inure to the benefit of the parties hereto and their respective successors and assigns. Nothing in this Agreement, express or implied, is intended to confer on any person other than the parties hereto and their respective successors and assigns any rights, remedies, obligations, or liabilities under or by reason of this Agreement.

                  7.3 No amendment, waiver of compliance with any provision or condition hereof, or consent pursuant to this Agreement will be effective unless evidenced by an instrument in writing signed by the parties.

                  7.4 The headings contained in this Agreement are included for convenience only and no such heading shall in any way alter the meaning of any provision.

                  7.5 This Agreement shall be governed by, enforced under and construed in accordance with the laws of the State of Delaware, without giving effect to any choice or conflict of law provision or rule thereof.

                  7.6 Any notice required hereunder shall be in writing and any notice or other communications shall be deemed given when delivered personally or one (1) day after deposited with a recognized overnight air courier for overnight delivery and addressed as follows:


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                  (a)      if to Unica:

                           Radio Unica Corp.
                           8400 N.W. 52nd Street
                           Suite 101
                           Miami, Florida  33166
                           Attn:  Joaquin F. Blaya
                           FAX:  (305) 442-4077

                  with a required copy to:

                          Skadden, Arps, Slate, Meagher & Flom LLP
                           1440 New York Avenue, N.W.
                           Washington, D.C.  20005-2111
                           Attn:  John C. Quale, Esq.
                           FAX:  (202) 371-7475

                  (b)      If to Achievement:

                  Personal Achievement Radio of Illinois, Inc.
                           c/o TSG Capital Group L.L.C.
                           177 Broad Street
                           12th Floor
                           Stamford, CT 06901
                           Attn:  Darryl Thompson
                           FAX:  (203) 406-1590

                  with a required copy to:

                           Fleischman and Walsh, L.L.P.
                           1400 Sixteenth Street, N.W.
                           Suite 600
                           Washington, D.C.  20036
                           Attn:  Howard A. Topel, Esq.
                           FAX:  (202) 745-0916

or such other address as the addressee may have specified in a notice duly given to the sender as provided herein.



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                  7.7   This Agreement may be executed in one or more
counterparts, parts, each of which shall be deemed an original but all of which together will constitute one and the same instrument.

                  7.8 After the date hereof, Unica shall be afforded reasonable opportunity to inspect the Station and the books and records of the Achievement relating to the Station and the Station Assets upon reasonable request.

                  7.9 Unica and Achievement each agree that they will use their best efforts to keep confidential (except for such disclosure to attorneys, bankers, underwriters, investors, etc. as may be appropriate in the furtherance of this transaction and except for such filings with the FCC as may be required) all information of a confidential nature obtained in connection with the transactions contemplated by this Agreement, and in the event that such transactions are not consummated, each party will return to the other party such documents and other material obtained from the other party in connection therewith, and will continue to use its best efforts to preserve all information obtained from the other party hereunder as confidential for a period of two years after the termination of the parties' efforts to consummate the transactions contemplated hereby.

                  7.10 Unica and Achievement shall jointly prepare, and determine the timing of, any press release or other announcement to the public relating to the execution of this Agreement. No party hereto will issue any press release or make any other public announcement relating to the transactions contemplated hereby without the prior consent of the other party hereto, except that any party may make any disclosure required to be made by it under applicable law if it determines in good faith that it is appropriate to do so and gives prior notice to the other party.

                  7.11 Each party shall bear all costs incurred by it in connection with the transactions contemplated by this Agreement.

                  7.12 Notwithstanding any other provision of this Agreement, Achievement agrees that if the Option is exercised, during the period from the Exercise Date and prior to execution of the Purchase Agreement or the withdrawal of its notice of exercise of the Option, it shall not offer or seek to offer, or entertain or discuss any offer, to sell the Station or the Station Assets, other than as contemplated under this Agreement.



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                  7.13  This Agreement (together with the Exhibits hereto) and the TBA embody the entire agreement between the parties regarding the subject matter hereof and there are no other agreements, representations, warranties, or under standings, oral or written, between them with respect to the subject matter hereof.

                  7.14 Prior to consummation of the Purchase Agreement and to obtaining consent from the FCC, Unica shall not, directly or indirectly, control, supervise or direct or attempt to control, supervise or direct the operations of the Station or Achievement; such operations, including complete ultimate control and supervision of all of the Station's programs, employees and policies, shall remain the sole responsibility of Achievement, as set forth in the rules and policies of the FCC.




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                  IN WITNESS WHEREOF, the parties hereto have executed this
Agreement on the day and year first written above.


                                       PERSONAL ACHIEVEMENT RADIO
                                            OF ILLINOIS, INC.



                                       By:  /s/ Darryl Thompson
                                            -----------------------------
                                           Darryl Thompson
                                           President


                                       RADIO UNICA CORP.



                                       By:
                                            -----------------------------
                                              Andrew C. Goldman
                                              Executive Vice President


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                  IN WITNESS WHEREOF, the parties hereto have executed this
Agreement on the day and year first written above.


                                       PERSONAL ACHIEVEMENT RADIO
                                            OF ILLINOIS, INC.



                                       By
                                            -----------------------------
                                           Darryl Thompson
                                           President


                                       RADIO UNICA CORP.



                                       By:  /s/ Andrew C. Goldman
                                            -----------------------------
                                              Andrew C. Goldman
                                              Executive Vice President


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                  ACHIEVEMENT RADIO HOLDINGS JOINDER AGREEMENT

                  As a material inducement for Unica to enter into the foregoing Option Purchase Agreement of even date herewith and for other valuable consideration, the receipt and adequacy of which are hereby acknowledged, Achievement Radio Holdings, Inc., a Delaware corporation ("Holdings") and owner of all of the issued and outstanding capital stock of Personal Achievement Radio of Illinois, Inc., an Illinois corporation ("Achievement"), hereby joins in and agrees to be bound by the provisions of the foregoing Option Agreement as they relate to Achievement. In addition, Holdings acknowledges and agrees that (i) any claim of Radio Unica Corp., a Delaware corporation ("Unica") arising under the Option Agreement or under any other document called for thereunder ("Other Documents") may be asserted against Holdings and (ii) Holdings shall be jointly and severally liable under the Option Agreement and the Other Documents for any default in the performance of the obligations of Achievement thereunder or for any breach by Achievement of any representation, warranty, covenant or agreement contained in such documents.

                  Holdings represents and warrants to Unica as follows: (a) Holdings is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware; (b) Holdings has all requisite power and authority to execute and deliver this Joinder Agreement and to consummate the transaction contemplated hereby; (c) the execution and delivery of this Joinder Agreement and the consummation of the transactions contemplated hereby have been duly authorized by all necessary corporate action on the part of Holdings and no other corporate proceedings or actions on the part of Holdings, its board of directors or its shareholders is necessary therefore; and (d) this Joinder Agreement constitutes a valid and binding agreement and obligation of Holdings enforceable in accordance with its terms.

                  Dated as of the 9th day of June, 1998.

                                       ACHIEVEMENT RADIO HOLDINGS, INC.


                                       By:   /s/ Darryl Thompson
                                            -----------------------------
                                              Darryl Thompson
                                              President



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